ASIAN AMERICAN TRADE ASSOCIATIONS COUNCIL
- OFFICIAL SECUREMENT DOCUMENT 2018 -
CONTRACT FOR THE AATAC

TO: **Nicholas Tabraue / Earth Science Tech**
8000 NW 31st Street Unit 19 Doral, FL. 33122
nick@earthsciencetech.com

aatac

Offered Terms:

- *10 x 10 Partner Booth spacing @ official 2018 TRADE EVENT – *Mid-Atlantic
- *An Officially recommended vendor of choice of the AATAC for "New Products" category
- *Partnership announcement sent to registered members
- *Introduction to AATAC in-store promotional coupon/rebate program
- *Introduction via Online Web Marketing w/Website Logo & Redirect program
- *Emailed release(s) with a featured release on your program & company
- *Inclusion to AATAC Distribution Resolution Program (*If applicable & supported)
- *Invite to store owner mixer meetings – TBD

Partner Duties:

- *Provide literature and materials/services necessary to educate members about your company
- *Ensure AATAC is able to maintain an open line of communication with your company
- *Provide quality products/services that will help grow AATAC member's businesses
- *Inclusion of AATAC logo with redirect on your web presence portal (*If applicable & supported)
- *Attend one official AATAC trade event of your choosing
- *Assist in educational process by representing company via AATAC Member Direct Access portal
- *Provide necessary info to support AATAC Distribution Resolution Program (*If applicable & supported)
- *Inform & encourage retailers and/or groups to join AATAC network to take advantage of offered terms, deals, discounts, etc.

CONTINUED & ADDITIONAL EFFORTS

-Your assigned council representative: Ivy Labrie
-Continued representation to our members; as an official recommendation of AATAC – "EARTH SCIENCE TECH"

PARTNERSHIP PACKAGE WILL FOLLOW WITH FURTHER INFO

Rates & Payment:

- Payment & Due by Dates: **$3,500 US NET**
  Notes: **DUE UPON RECEIPT**

Please make checks payable to:

AATAC
503 E. Jackson St.
#141
Tampa, FL. 33602

***: This agreement is understood to be confidential and no information shall be disclosed to any third party, without explicit prior consent, with the strictest regard to relationships with our existing clients and/or related clients affiliated or associated with AATAC.

By signing this document; you acknowledge that you have read & agree to all policies attached.

Nickolas Tabraue	Earth Science Tech, Inc.	05/30/2018
CLIENT SIGNATURE	COMPANY NAME	DATE

aatac

Doc ID: 85d433df0b1462bd9a5f037b33d4e79bf6ab4a86

PARTNERSHIP NOTES

Company must make support materials available for partnership no later than 45 days after agreement is signed. Client is to provide all materials in the format requested by AATAC otherwise the client acknowledges that the integrity of the resultant product/service may be compromised as a result. Client is required to maintain an open line of communication and promptly notify AATAC executive staff if any changes occur that would limit or diminish client's ability to fulfill partnership obligations and responsibilities as required by AATAC. All parties acknowledge that any research, analytics, and background information about companies and programs have been obtained using the most current and readily accessible information available for the purposes of determining the viability of products, services, offerings, etc. to the AATAC network. The objective of this partnership is to help provide quality products, services, and programs to the AATAC direct and affiliate network utilizing various avenues available to

the AATAC including but not limited to the items listed in the "Offered Terms" section of this document. In accordance with this, the listed partner company agrees to assist the program by providing the items identified in the "Partner Duties" section of this document and AATAC partner kit. The listed partner company also acknowledges and agrees that AATAC may utilize its existing partner network to help enhance this program via utilities including but not limited to: program feedback, leads & referrals, complimentary services, industry connections, etc. Any additional accommodations, materials, offerings, promotions, submissions, etc. may be provided by either party to enhance the fortitude of the program at any time during the term of the partnership but must be accepted and agreed upon in written format by the other party.

Expressed Statement of Parent Entity & Subordinates

AATAC reserves the right to combine and/or verify any information, resources, member contact information, email blaster marketing item, and/or any marketing items, contact materials, and/or policies provided to your company including any information provided by any of our affiliates, partners, affiliated partners, organizations, third party sources, related or unrelated entities with any affiliation or relationship with AATAC for the purposes of compiling, storing, reproducing, distributing, selling, purchasing, dissemination, copying, or modification of any and all items provided to your company for the purposes implied and/or stated within this agreement. Both parties acknowledge and agree that neither is an agent and/or representative of the other and no guarantees of expansion, sales, territorial control, event attendance numbers, consumer or customer response, and/or exclusivities have been expressed or agreed upon in writing or otherwise. AATAC reserves the right to modify and/or change all policies and disclosures within this agreement at any time. Any and all pricing provided to your company may carry a discount – any disclosure of discounts or pricing, rates, availability, etc to any third party (affiliated, unaffiliated, related, or unrelated in any form or fashion) to your company is strictly prohibited. Any company found violating the rate integrity and price protection of items will, at that point, be charged full retail price for the entire package, even if discounted price of package has already been paid in full.

Non-Circumvent/No Distribution/No Resale Disclosure

Under no circumstances is any party (involved, secondary, affiliated, ancillary, or unaffiliated but related) to disclose any element (in entirety or in part) to any third party that is not expressly listed within this agreement for any purpose. Additionally, no party or individual, related or unrelated in any form, shall exercise the right to distribute, copy, or furnish these items (membership lists, contact information, email blaster marketing items, etc), proprietary or otherwise, to any party or individual without prior written consent from AATAC. No distribution of any item provided to your company (and/or your affiliates with prior written consent) shall be distributed for any purpose, other than the "applicable uses" listed within this document. Under no circumstances shall your company or your affiliates, clients, and/or related entities circumvent (circumvent means to use proprietary information for monetary gain or any gain to your company resulting in any loss including monetary loss to AATAC without the knowledge, benefit of or written authority from AATAC; furthermore, If an attempt is made to circumvent the agreement, the recipient is liable to AATAC for all costs associated with developing the information and all revenues earned from use of the information), prevent, or interfere with AATAC ability to redistribute, sell, market, or provide this list to any party or individual – to include free or paid copy or distribution of these items and/or expressing the ability to obtain these items without processing a payment for goods and/or services through AATAC as compensation for the information/items. Client and their parties found violating any part of these policies will be pursued through legal action and must also incur costs for legal, administrative, court costs, and any other expenses incurred. Additionally, all damages and/or financial loss of potential revenue owed to AATAC will be due.

Booth Rental & Trade Event Rules

Booth rental fees are payable by check, money order or credit card in US funds only. Full payment must accompany application to be guaranteed space. AATAC has the right to turn away any exhibitor or vendor. If the behavior does not meet with the standards of AATAC, the vendor will be removed from the exhibit floor and their money will not be refunded. Additionally, any material breach of contract or violation of AATAC partnership ethics or privacy policies will result in forfeiting your position and partnership status with AATAC with no refund or monies returned for any reason. A registration link including pertinent exhibitor information, comprehensive rules & policies, and booth selection (if applicable) will be sent to you following the execution of this document and will need to be completed in order to receive your exhibitor kit and finalize your registration for the selected event. Sizes of booths are approximate and billed as flat rate and not p/sq. ft. The signer of this document attests that they are an authorized representative of the listed company. Signing this document acknowledges that you have been expressly notified that any dollar amount listed is being charged only for trade event booth space via AATAC at a rate that may differ substantially from regional or affiliate entities through which event(s) may be hosted. Any and all other expressed benefits or services are independent of the event(s) and are being offered at no additional cost to you as the listed partner/company with the expressed mutual acknowledgement that booth fees identified in this agreement are owed and binding upon execution of any portion of these independent benefits or services.

CANCELLATION REQUESTS & REFUND POLICY
Procedure for cancellation – Signing entity assumes all responsibility for any damages or fees associated with cancellation if not completed according to the guidelines set out below and will forfeit any existing paid balance. To cancel, you must make written request for cancellation by the deadlines set out below & must include with request, the following information:

*Full Name of Company, Full Name of Contact, & Industry Category

*Reason for cancellation & Supporting Documentation if Necessary

*Copy of original contract, Booth Securement Form & Dated Confirmation

TERMS OF CANCELLATION:

FULL REFUND/CREDIT IF CANCELLATION REQUEST IS RECEIVED BY:

*A $250 processing fee will be applied to this option.

Up to 48hrs from signature date.

50% REFUND/CREDIT IF CANCELLATION REQUEST IS RECEIVED BY:

5/31/18

NO REFUND OR CREDIT WILL BE ISSUED IF CANCELLATION REQUEST IS RECEIVED AFTER:

6/30/18 OR 60 DAYS PRIOR TO THE ELECTED EVENT OR WHICHEVER COMES FIRST

*The offered initial term length of any partnership is (1) year from dated execution of this document and shall terminate automatically unless otherwise expressly stated under the "Offered Terms" page of this document. All cancellation requests for refund/credit must be made in writing and delivered via postal mail or courier service to AATAC no later than 5 p.m. (EST) with delivery confirmation on the date of the cancellation deadlines listed above. Signing party attests that they understand and accept that notification via email or fax, or telephone is NOT an acceptable form of cancellation and will not guarantee ANY refund or credit. Any payments made less than the total amount due shall be considered a deposit. Deposits are non-refundable but may be issued as credit at the sole discretion of the AATAC committee board. Any refunds issued may be subject to and lessened by applicable credit card and/or handling fees. Information on procedural policies and what to do after cancellation dates have passed can be found in your official event registration form which is available via your partner kit.

INITIAL: NT

DATE: 05/30/2018

If mailing - please mail requests to:

AATAC PROCESSING
Co: Cancellation Requests
503 E. Jackson St., # 141
Tampa, FL 33602

*All requests will also require an original signature on the supporting documentation which outlines the "Reason for cancellation" and requests must be approved by AATAC tradeshow committee before any funds will be distributed. **Signing party agrees that due to the nature of our relationship and standard policy agreement with members, partners, and other affiliates, if any terms are offered for any payment(s) full execution of trade show involvement and/or partnership opportunities may not take effect until all remaining balance is paid in full.

Cancellation/Resolutions/Modifications
Cancellations must be made in writing to the AATAC Executive Office. Cancellations that are received on or before May 31st, 2018 or 60 days prior to elected event will receive a credit towards a future event pending committee approval. Cancellations that are received on or after June 30th, 2018 or 60 days prior to elected event (whichever comes first) may not be given any refunds or credit. Postmark by US Postal Authorities will be the determining factor. In the event of arbitration, mediation, or litigation – venue will be held in Tampa, FL USA. Additional legal fees and expenses will be added to total due to AATAC at settlement. Any company that defaults on payment and/or has not canceled according to the outlined protocols will be subject to the full purchase price of their package, lose all discounts, and may be subject to additional costs of collection and legal fees. Any change or modification to these documents from its original form sent to you is prohibited. If any change is made, all items added or changed will be considered void and shall have no bearing on this agreement.

NOTE: THIS PACKAGE IS NON-REFUNDABLE from JULY 2018

INITIAL: NT

DATE: 05/30/2018

FOR YOUR CONVENIENCE THIS OPTIONAL FORM HAS BEEN INCLUDED

aatac

CREDIT CARD AUTHORIZATION FORM

Card Type Accepted: M/C VISA DISCOVER AMEX AMEXOPTIMA

Card Number: ____________________

Authorization Code: ____________ 
VISA / MC
AMEX

Expiration Date:_______/______

Card Holders Name: ________________________

(exactly as it appears on the credit card)

Billing Address: ______________________________________

City _________________

State____________**Zip**____________

Charge Amount: $ ______________

<u>DICLOSURE OF SERVICES / DELIVERABLES UPON PAYMENT</u>:
FINAL SALE *** NON-REFUNDABLE***

Any and all parties witness and participant to the items (member lists, email blaster marketing option, etc) furnished within this agreement specifically agrees to comply with all relevant privacy – federal, state, and local – as pursuant to guidelines set forth within their respective states and/or areas. Member contact information is confidential, and all actions should only be of the nature described within the securement document. UPON PAYMENT RECEIVED – Any and all services or deliverables given to your company shall constitute an earnest effort from AATAC to complete all items promised to your company. Due to the confidential and private nature of proprietary materials that may be provided by AATAC, no refunds, adjustments, or otherwise shall be granted after services have been started and/or deliverables have been sent to your company in any form (via email, fax, hard copy, etc). BY SIGNING THIS AGREEMENT, YOU AUTHORIZE AATAC TO CHARGE YOUR CREDIT CARD FOR THE ENTIRE AMOUNT OF YOUR PURCHASE PACKAGE PRICE (including any and all additional fees agreed to by your company in accordance with agreed upon terms and dates) AND AGREE THIS IS A FINAL SALE WITH NO REFUNDS. ANY REVOCATION, CHARGE BACK, OR CANCELLATION OF FUNDS PAID AFTER RECEIPT OF ANY SERVICES OR DELIVERABLES CONSTITUES A VIOLATION OF YOUR AGREEMENT AND YOUR COMPANY WILL BE LIABLE FOR ANY LOSS OF REVENUE, FEES INCURRED, LEGAL FEES TO RESOLVE THE ISSUE, AND A MONTHLY FEE EQUAL UP TO 10 % THE VALUE OF YOUR TOTAL PURCHASE PRICE UNTIL ALL FUNDS HAVE BEEN RECEIVED AND PAID IN FULL. – AATAC 2018/2019.

Card Holder Signature (SIGN OR PRINT): ____________________

***Card holder agrees that printing your name here constitutes an authorized signature.**

Date Of Signature: 05/30/2018

HELLOSIGN

Audit Trail

TITLE	Earth Science Tech
FILE NAME	Earth Science Tech.pdf
DOCUMENT ID	85d433df0b1462bd9a5f037b33d4e79bf6ab4a86
STATUS	• Completed

Document History

SENT	**05/30/2018** 13:00:42 UTC-5	Sent for signature to Nicholas Tabraue (nick@earthsciencetech.com) from info@aatac.co IP: 108.190.25.141
VIEWED	**05/30/2018** 13:39:21 UTC-5	Viewed by Nicholas Tabraue (nick@earthsciencetech.com) IP: 96.71.60.177
SIGNED	**05/30/2018** 15:20:43 UTC-5	Signed by Nicholas Tabraue (nick@earthsciencetech.com) IP: 96.71.60.177
COMPLETED	**05/30/2018** 15:20:43 UTC-5	The document has been completed.